Exhibit 10.2

[Translation]

Department Head	Team Manager	Team Member

Amendment to Kun-Mortgage Agreement

(Increase of Maximum Credit Amount)

Kun-Mortgagee:	The Korea Development Bank
Debtor:	Amkor Technology Korea, Inc.
Kun-Mortgagor:	Amkor Technology Korea, Inc.

Whereas the above mentioned parties entered into the Kun-Mortgage Agreement (the “Agreement”) dated July 2, 2012 on the properties described in the attachment and completed the following registrations of kun-mortgage submitted to the Registration Division of the Seoul Eastern District Court under the submission No. 39384 on July 4, 2012:

Incheon District Court, Geyang Registration Division 31399;

Incheon District Court, Northern Incheon Registration Division 42847; and

Gwangju District Court Registration Office 131319;

The said parties hereby agree to amend the terms of the Agreement as follows by an agreement between the parties:

Maximum Credit Amount:         USD 325,000,000.

Each provision of the existing Agreement shall apply mutatis mutandis to this Amendment to Kun-Mortgage Agreement.

11. 23, 2012

Creditor & Mortgagee:	The Korea Development Bank
Address:	16-3, Yoido-dong, Youngdeungpo-gu, Seoul
Proxy:	Hyung-Jong Kim
(Handling Branch: Head Office Corporate Finance Department 1)

Debtor:	Amkor Technology Korea, Inc. (seal)
Address:	100, Amkor-ro, Buk-gu, Gwangju
Representative Director Joo-Ho Kim

Mortgagor:	Amkor Technology Korea, Inc. (seal)
Address:	100, Amkor-ro, Buk-gu, Gwangju	Seal Compared by:
Representative Director Joo-Ho Kim